As filed with the Securities and Exchange Commission on August 13,
   1999.
                                                   Registration No. 333-
   ======================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         ---------------------------

                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933
                         ---------------------------
                       CENTRAL ILLINOIS BANCORP, INC.
           (Exact name of registrant as specified in its charter)

                ILLINOIS                              37-1203599
    (State or other jurisdiction of                (I.R.S. employer
    incorporation or organization)                identification no.)

                            N27 W24025 PAUL COURT
                          PEWAUKEE, WISCONSIN 53072
        (Address of principal executive offices, including zip code)

                               (414) 695-6010
                       (Registrant's telephone number)

                       CENTRAL ILLINOIS BANCORP, INC.
                    1999 STOCK OPTION AND INCENTIVE PLAN
                          (Full title of the plan)

                              DONALD J. STRAKA
                    SENIOR VICE PRESIDENT, SECRETARY AND
                               GENERAL COUNSEL
                       CENTRAL ILLINOIS BANCORP, INC.

                            N27 W4025 PAUL COURT
                          PEWAUKEE, WISCONSIN 53072
                   (Name and address of agent for service)

                               (414) 695-6010
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:
                            CHRISTOPHER J. ZINSKI
                            SCHIFF HARDIN & WAITE
                              7200 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5548
                         ---------------------------
                       CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                                                   maximum          Proposed
                                                    Amount        offering          maximum
                                                    to be          price           aggregate          Amount of
        Title of Securities to be Registered      registered     per share      offering price     registration fee
                                                     (1)            (1)               (1)                (1)

       Common Stock, par value $1.00 per share      11,750          (1)          $19,608,972.40       $3,579.02

   (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the price per share at which options to acquire 9,685 shares of Common Stock may be exercised and at the book value per share as of June 30, 1999, for 2,065 shares of Common Stock for which the option exercise price has not yet been fixed. 3,520 shares of Common Stock are being carried forward from Registration Statement No. 333-72949, with respect to which a registration fee of $1,872.28 was previously paid. The registration fee noted above reflects the carry over of this $1,872.28 registration fee. (See Explanatory Note.)






                              EXPLANATORY NOTE

        Central Illinois Bancorp, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-72949) with the Securities and Exchange Commission (the "Commission") on February 25, 1999 covering the registration of 3,520 shares initially authorized for issuance under the Company's 1998 Non-Qualified Employee Stock Option Plan, 1998 Non-Qualified Director Stock Option Plan, and 1998 Non-Qualified Director Stock Option Plan for Central Illinois Bancorp, Inc. Subsidiary Directors (the "1998 Plans"). A filing fee of $1,872.28 was paid in connection with this filing. The Registrant subsequently adopted the 1999 Stock Option and Incentive Plan (the "1999 Plan"), effective January 1, 1999. In connection with the adoption of the 1999 Plan, the 1998 Plans were merged into, and all options outstanding under the 1998 Plans were assumed by, the 1999 Plan. Accordingly, the total number of shares of Common Stock available under the 1999 Plan is 11,750, of which 3,520 shares were previously registered and 8,230 shares are being registered hereunder.

        Pursuant to Rule 429 of the Securities Act of 1933, the prospectus delivered to participants under the 1999 Plan also relates to the shares previously registered under the 1998 Plans.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by the Registrant are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on April 2, 1999, as amended by Amendment No. 1 thereto, filed with the Commission on Form 10-K/A on April 30, 1999;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

        (c)  The Registrant's Current Report on Form 8-K dated April 16,
             1999; and

        (d) The description of the Registrant's Common Stock, par value $1.00 per share, contained in the Registrant's Registration Statement on Form 10, filed with the Commission on April 30, 1998, as amended by Amendment No. 1 thereto, filed with the Commission on June 25, 1998 (as amended, the "Form 10").

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Amended and Restated Articles of Incorporation provide that directors of the Registrant shall not be personally liable for any damages for breach of fiduciary duty as a director except in circumstances involving a breach of a director's duty of loyalty to the Registrant, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, or transactions in which the director derives an improper personal benefit and in certain other circumstances when liability is imposed under the Illinois Business Corporation Act.

        The Registrant's Amended and Restated Bylaws provide that the Registrant shall indemnify its officers, directors, employees and agents against claims or actions and related expenses, including attorneys' fees, judgments and fines arising as a result of serving at the request of the Registrant in a similar capacity for another organization, if the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and as to a criminal action, if the individual had no reasonable cause to believe his conduct was unlawful. This indemnification is available both with respect to actions by third parties and derivative actions brought on behalf of the Registrant.

        The Registrant also maintains insurance coverage for the benefit of its directors and officers. This insurance provides coverage for many types of claims, including some claims for which indemnification is available as described above.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.








   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or







   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


































                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on July 29, 1999.

                                 CENTRAL ILLINOIS BANCORP, INC.
                                      (Registrant)



                                 By:/s/    J. Michael Straka
                                    -------------------------------------
                                           J. Michael Straka
                                           President and Chief Executive
                                           Officer

                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints J. Michael Straka and Steven T. Klitzing, or either of them, as such person's true and lawful attorneys-in-fact to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys-in-fact will deem necessary or desirable to enable them to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock which are the subject of this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys-in-fact deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                          Title                                 Date
        ---------                                          -----                                -----


     /s/      J. Michael Straka                         President and Chief Executive              July 29, 1999
     ---------------------------------------------      Officer (Principal Executive Officer)
              J. Michael Straka                         and Director









     /s/      Steven T. Klitzing                        Senior Vice President                      July 29, 1999
     ---------------------------------------------      and Chief Financial Officer
              Steven T. Klitzing                        (Principal Financial Officer)



     /s/      Jose Araujo                               Director                                   July 29, 1999
     ---------------------------------------------
              Jose Araujo



     /s/      Norman E. Baker                           Director                                   July 29, 1999
     ---------------------------------------------
              Norman E. Baker



     /s/      John T. Bean                              Director                                   July 29, 1999
     ---------------------------------------------
              John T. Bean



     /s/      W. Scott Blake                            Director                                   July 29, 1999
     ---------------------------------------------
              W. Scott Blake



                                                        Director
     ---------------------------------------------
              Steven C. Hillard



     /s/      Dean M. Katsaros                          Director                                    July 29, 1999
     ---------------------------------------------
              Dean M. Katsaros



     /s/      Jerry D. Maahs                            Director                                    July 29, 1999
     ---------------------------------------------
              Jerry D. Maahs



     /s/      Donald M. Trilling                        Director and Chairman of the               July 29, 1999
     ---------------------------------------------        Board of Directors
              Donald M. Trilling









     /s/      Howard E. Zimmerman                       Director                                   July 29, 1999
     ---------------------------------------------
              Howard E. Zimmerman






















































                                EXHIBIT INDEX

   EXHIBIT
   NUMBER                   DESCRIPTION
   -------                  -----------

   4.1  Restated Certificate of Incorporation of the Registrant
        (incorporated herein by reference to the Registrant's Form 10, as filed with the Commission on April 30, 1998, and amended by Amendment No. 1 thereto, as filed with the Commission on June 25,
        1998).

   4.2 By-Laws of the Registrant, as amended (incorporated by reference to the Registrant's Form 10, as filed with the Commission on April 30, 1998, and amended by Amendment No. 1 thereto, as filed with the Commission on June 25, 1998).

   5    Opinion of Schiff Hardin & Waite.

   23.1 Consent of KPMG LLP.

   23.2 Consent of Striegel Knobloch & Company, L.L.C.

   23.3 Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5).

   24 Powers of Attorney (contained on the signature pages hereto).